EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 (File No. 333-109197) of our report dated March 12, 2007, including an emphasis of a matter paragraph for the Company's adoption of Statement of Accounting Standards No. 123 (Revised 2004), relating to our audits of the financial statements of PacificHealth Laboratories, Inc. We also consent to the reference to our Firm under the caption "Experts" in such registration.

/s/ Weiser LLP

Weiser LLP

New York, New York

October 2, 2007